CSW Energy, Inc.
                                  Balance Sheet
                                 March 31, 1997
                                   (Unaudited)
                                    ($000's)


                        ASSETS

Current Assets
   Cash and cash equivalents                                           $30,010
   Accounts receivable                                                     649
   Prepaid expenses                                                         12
                                                                     ---------
            Total current assets                                        30,671

Investments In and Advances to Energy Projects                         113,781

Notes Receivable - Affiliate                                           105,728

Other Assets
   Construction in progress and project development costs              112,079
   Other - net                                                           8,136
                                                                     ---------
            Total other assets                                         120,215

                                                                     ---------
               Total assets                                           $370,395
                                                                     =========


         LIABILITIES AND SHAREHOLDER'S EQUITY

Current Liabilities
   Accounts payable                                                    $21,653
   Accrued liabilities and other                                         8,066
                                                                     ---------
            Total current liabilities                                   29,719

Long Term Debt                                                         199,814

Deferred Income Taxes                                                   35,282

Other                                                                    1,719
                                                                     ---------
            Total liabilities                                          266,534


Shareholder's Equity
   Common stock                                                              1
   Additional paid-in-capital                                          108,139
   Accumulated retained earnings                                        (4,279)
                                                                     ---------
            Total shareholder's equity                                 103,861

                                                                     ---------
               Total liabilities and shareholder's equity             $370,395
                                                                     =========